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                                                                    EXHIBIT 21.1


                         Subsidiaries of the Registrant


                                State or other
                                jurisdiction of
                               incorporation or       Other names under which
  Name of Subsidiary             organization         subsidiary does business        Type of entity
  ------------------             ------------         ------------------------        --------------
Galaxy Mall, Inc.                  Wyoming                      None                    Corporation
Galaxy Enterprises, Inc.           Nevada                       None                    Corporation
IMI, Inc.                           Utah                    Impact Media                Corporation
Netgateway                         Nevada                       None                    Corporation
StoresOnline.com, Inc.           California                     None                    Corporation
StoresOnline.com, Ltd.             Canada                       None                    Corporation
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